TriNet Announces First Quarter 2025 Results
1% Growth in Total Revenues to $1.3 Billion for the First Quarter 2025
Repurchased 1.2 Million Shares in the First Quarter 2025

DUBLIN, Calif. — April 25, 2025 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive and flexible human capital management (HCM) solutions for small and medium-size businesses (SMBs), today announced financial results for the first quarter ended March 31, 2025. The first quarter highlights below include non-GAAP financial measures which are reconciled later in this release.

"We had a strong start to 2025 delivering financial performance consistent with our full-year guidance,” said Mike Simonds, TriNet President and CEO. “The strength of our business model was evident as we helped customers navigate a challenging economic environment.”

Simonds continued, “We have a clear plan in place, caring for our customers, repricing our benefits offering, and investing in multiple initiatives to drive growth and a more efficient delivery model. We remain confident in our large market opportunity and our ability to grow share over the medium term.”
First quarter highlights include:
•Total revenues increased 1% to $1.3 billion compared to the same period last year.
•Professional service revenues decreased 2% to $209 million compared to the same period last year.
•Net income was $85 million, or $1.71 per diluted share, compared to net income of $91 million, or $1.78 per diluted share, in the same period last year.
•Adjusted Net Income was $99 million, or $1.99 per diluted share, compared to Adjusted Net Income of $111 million, or $2.16 per diluted share, in the same period last year.
•Adjusted EBITDA was $162 million, representing an Adjusted EBITDA Margin of 12.6%, compared to Adjusted EBITDA of $180 million, representing an Adjusted EBITDA Margin of 14.2%, in the same period last year.
•Average WSEs decreased 2% compared to the same period last year, to approximately 341,000.
•Returned $102 million to shareholders through share repurchases and dividends
Full-Year 2025 Guidance
In addition to announcing our first quarter 2025 results, we are reiterating our full-year 2025 guidance. Non-GAAP financial measures are reconciled later in this release.

	Full Year 2025
(dollars in millions, except for per share amounts)	Low	High
Total Revenues	$4,950	$5,140
Professional Service Revenues	$700	$730
Insurance Cost Ratio	92%	90%
Adjusted EBITDA Margin	7%	9%
Diluted net income per share of common stock	$1.90	$3.40
Adjusted Net Income per share - diluted	$3.25	$4.75

Quarterly Report on Form 10-Q
We anticipate filing our Quarterly Report on Form 10-Q (“Form 10-Q”) for the three months ended March 31, 2025 with the U.S. Securities and Exchange Commission (SEC) and making it available at https://www.trinet.com today, April 25, 2025. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-Q.
Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 5:30 a.m. PT (8:30 a.m. ET) today to discuss its first quarter results for 2025 and provide full-year financial guidance for 2025. TriNet encourages participants to pre-register for the webcast and conference call. The live webcast of the conference call can be accessed on the Investor Relations section of TriNet's website at https://investor.trinet.com. Participants can pre-register for the webcast by going to: https://events.q4inc.com/attendee/796608745. Callers can pre-register by going to: https://dpregister.com/sreg/10198705/fee38a6e3d. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.”  A replay of the webcast will be available on this website for approximately one year. A telephonic replay will be available for two weeks following the conference call at +1 (412) 317-0088 conference ID: 7301000.
About TriNet
TriNet is a leading provider of Human Resources solutions for small and medium size businesses, offering advanced technology-enabled services that include human capital expertise, employee benefits such as health insurance and retirement plans, payroll and payroll tax administration, risk mitigation, and compliance consulting. Our long-term objective is to be the premier provider of HR services for a broad range of SMBs through industry leading benefits, sales distribution excellence, and a world class services delivery model. For more information, visit TriNet.com or follow us on Facebook, LinkedIn and Instagram.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Non-GAAP Financial Measures.”
Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among other things, TriNet’s expectations and assumptions regarding: TriNet's financial guidance for the full-year 2025 and the underlying assumptions; TriNet's market opportunity and TriNet's ability to capture market share over the medium term. Forward-looking statements are often identified by the use of words such as, but not limited to, “ability,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” "guidance," “impact,” “intend,” “may,” “plan,” "predict," “project,” “seek,” “should,” “strategy,” “target,” “value,” “will,” “would” and similar expressions or variations. Examples of forward-looking statements include, among others, ability to manage our expenses diligently; the impact of, and our ability to continue to execute, our business strategy; our ability to continue meeting customer satisfaction; and the extent to which we are able to capture our share of the available market. These statements are not guarantees of future performance but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements. Investors are cautioned not to place undue reliance upon any forward-looking statements.

Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: our ability to manage unexpected changes in workers’ compensation and health insurance claims and costs by WSEs; our ability to mitigate the unique business risks we face as a co-employer; the effects of volatility in the financial and economic environment on the businesses that make up our client base; our inability to realize or sustain the expected benefits from our business realignment initiatives; loss of clients for reasons beyond our control and the short-term contracts we typically use with our clients; the impact of regional or industry-specific economic and health factors on our operations; the impact of failures or limitations in the business systems and centers we rely upon; the impact of discontinuing our discretionary credits on our business and client loyalty and retention; changes in our insurance coverage or our relationships with key insurance carriers; our ability to improve our services and technology to satisfy client and regulatory expectations; our ability to effectively integrate businesses we have acquired or may acquire in the future; our ability to effectively manage and improve our operational effectiveness and resiliency; our ability to attract and retain qualified personnel; the effects of increased competition and our ability to compete effectively; the impact on our business of cyber-attacks, breaches, disclosures and other data-related incidents; our ability to comply with evolving data privacy, AI and security laws; our ability to manage changes in, uncertainty regarding, or adverse application of the complex laws and regulations that govern our business; changing laws and regulations governing health insurance and employee benefits; our ability to keep pace with changes in technology or provide timely enhancements to our solutions and support; risks associated with our international operations; our ability to operate a business subject to numerous complex laws; changing laws and regulations governing health insurance and other traditional employee benefits at the federal, state, and local levels; our ability to be recognized as an employer of worksite employees and for our benefits plans to satisfy all requirements under federal and state regulations; changes in the laws and regulations that govern what it means to be an employer, employee or independent contractor; the impact of new and changing laws regarding remote work; our ability to comply with the licensing requirements that govern our solutions; the failure of third-party service providers performing their functions; the failure to comply with anti-corruption laws and regulations, economic and trade sanctions, and similar laws; the outcome of existing and future legal and tax proceedings; fluctuation in our results of operations and stock price due to factors outside of our control; our ability to comply with the restrictions of our indebtedness and meet our debt obligations; the need for additional capital or to restructure our existing debt; the continuation of our stock repurchase program; the impact of concentrated ownership in our stock by Atairos and other large stockholders; and the anti-takeover provisions in our charter documents and under Delaware law. Any of these factors could cause our actual results to differ materially from our anticipated results.
Further information on risks that could affect TriNet’s results is included in our filings with the SEC, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet Corporation's Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Renee Brotherton
TriNet	TriNet
Alex.Bauer@TriNet.com	Renee.Brotherton@TriNet.com
(510) 875-7201	(925) 965-8441

FINANCIAL HIGHLIGHTS
Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended March 31,
(in millions, except per share and Operating Metrics data)	2025	2024	% Change
Income Statement Data:
Total revenues	$1,292	$1,282	1%
Income before tax	115	124	(7)
Net income	85	91	(7)
Diluted net income per share of common stock	1.71	1.78	(4)
Non-GAAP measures (1):
Adjusted EBITDA	162	180	(10)
Adjusted Net income	99	111	(11)
Free Cash Flow	79	73	8
Operating Metrics:
Insurance Cost Ratio	88%	86%	2
Average WSEs	340,744	348,164	(2)%
Total WSEs	339,625	351,919	(3)
(1)    Refer to Non-GAAP measures definitions and reconciliations from GAAP measures under the heading "Non-GAAP Financial Measures"

(in millions)	March 31, 2025	December 31, 2024	% Change
Balance Sheet Data:
Cash and cash equivalents	$349	$360	(3)%
Working capital	211	199	6
Total assets	3,775	4,119	(8)
Debt	983	983	—
Total stockholders’ equity	63	69	(9)

	Three Months Ended March 31,
(in millions)	2025	2024	% Change
Cash Flow Data:
Net cash provided by operating activities	$95	$91	4%
Net cash used in investing activities	(8)	(47)	(83)
Net cash used in financing activities	(494)	(243)	103

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended March 31,
(in millions except per share data)	2025	2024
Professional service revenues	$209	$214
Insurance service revenues	1,065	1,050
Interest income	18	18
Total revenues	1,292	1,282
Insurance costs	942	907
Cost of providing services	71	79
Sales and marketing	67	72
General and administrative	46	48
Systems development and programming	20	18
Depreciation and amortization of intangible assets	17	18
Interest expense, bank fees and other	14	16
Total costs and operating expenses	1,177	1,158
Income before tax	115	124
Income taxes	30	33
Net income	$85	$91
Other comprehensive income (loss), net of income taxes	2	(3)
Comprehensive income	$87	$88
Net income per share:
Basic	$1.72	$1.80
Diluted	$1.71	$1.78
Weighted average shares:
Basic	49	51
Diluted	49	51

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31,	December 31,
(in millions, except share and per share data)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$349	$360
Restricted cash, cash equivalents and investments	1,024	1,413
Accounts receivable, net	21	32
Payroll funds receivable	478	349
Prepaid expenses, net	60	64
Other payroll assets	881	916
Other current assets	44	46
Total current assets	2,857	3,180
Restricted cash, cash equivalents and investments, noncurrent	134	145
Property and equipment, net	9	10
Operating lease right-of-use asset	22	24
Goodwill	461	461
Software and other intangible assets, net	146	156
Other assets	146	143
Total assets	$3,775	$4,119
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other current liabilities	$82	$89
Revolving credit agreement borrowings	74	75
Client deposits and other client liabilities	49	76
Accrued wages	544	580
Accrued health insurance costs, net	189	189
Accrued workers' compensation costs, net	45	44
Payroll tax liabilities and other payroll withholdings	1,645	1,906
Operating lease liabilities	12	13
Insurance premiums and other payables	6	9
Total current liabilities	2,646	2,981
Long-term debt, noncurrent	909	908
Accrued workers' compensation costs, noncurrent, net	111	110
Deferred taxes	10	11
Operating lease liabilities, noncurrent	24	26
Other non-current liabilities	12	14
Total liabilities	3,712	4,050
Total stockholders' equity	63	69
Total liabilities & stockholders' equity	$3,775	$4,119

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
(in millions)	2025	2024
Operating activities
Net income	$85	$91
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of intangible assets	17	18
Amortization of deferred costs	12	11
Amortization of ROU asset, lease modification, impairment, and abandonment	2	2
Deferred income taxes	(1)	—
Stock based compensation	13	20
Losses on investments	1	—
Loss from disposition of assets	1	—
Other	1	1
Changes in operating assets and liabilities:
Accounts receivable, net	1	(1)
Prepaid expenses, net	7	(14)
Other assets	(6)	(21)
Other payroll assets	—	3
Accounts payable and other liabilities	(11)	24
Client deposits and other client liabilities	—	(4)
Accrued wages	(17)	(28)
Accrued health insurance costs, net	1	—
Accrued workers' compensation costs, net	2	—
Payroll taxes liabilities and other payroll withholdings	(10)	(7)
Operating lease liabilities	(3)	(4)
Net cash provided by operating activities	95	91
Investing activities
Purchases of marketable securities	(27)	(95)
Proceeds from sale and maturity of marketable securities	34	66
Acquisitions of property and equipment and software	(16)	(18)
Proceeds from sale of business	1	—
Net cash used in investing activities	(8)	(47)
Financing activities
Change in WSE and TriNet Trust related assets and liabilities, net	(388)	(213)
Repurchase of common stock	(90)	(23)
Awards effectively repurchased for required employee withholding taxes	(4)	(7)
Dividends paid	(12)	—
Net cash used in financing activities	(494)	(243)
Net change in cash and cash equivalents, unrestricted and restricted	(407)	(199)
Cash and cash equivalents, unrestricted and restricted:
Beginning of period	1,691	1,466
End of period	$1,284	$1,267

Supplemental disclosures of cash flow information
Interest paid	$25	$26
Income taxes paid, net	$—	$7
Supplemental schedule of noncash investing and financing activities
Cash dividend declared, but not yet paid	$13	$13
Payable for purchase of property and equipment	$1	$3
Receivable from sale of business	$6	$—

FINANCIAL STATEMENTS

Non-GAAP Financial Measures
In addition to the selected financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we monitor other non-GAAP financial measures that we use to manage our business, to make planning decisions, to allocate resources and to use as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide information that we use to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation from, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Non-GAAP Measure	Definition	How We Use The Measure
Adjusted EBITDA	• Net income, excluding the effects of:
- income tax provision,
- interest expense, bank fees and other,
- depreciation,
- amortization of intangible assets,
- stock based compensation expense,
- amortization of cloud computing arrangements, and
- restructuring costs.
• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-recurring costs, which include restructuring costs, as well as certain non-cash charges such as depreciation and amortization, and stock-based compensation and certain impairment charges recognized based on the estimated fair values. We believe these charges are either not directly resulting from our core operations or not indicative of our ongoing operations.
• Enhances comparisons to the prior period and, accordingly, facilitates the development of future projections and earnings growth prospects.
• Provides a measure, among others, used in the determination of incentive compensation for management.
• We also sometimes refer to Adjusted EBITDA margin, which is the ratio of Adjusted EBITDA to total revenues.
Adjusted Net Income	• Net income, excluding the effects of:
- effective income tax rate (1),
- stock based compensation expense,
- amortization of intangible assets, net,
- non-cash interest expense,
- restructuring costs, and
	- the income tax effect (at our effective tax rate (1) of these pre-tax adjustments.)	• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges.
Free Cash Flow	• Net cash provided by operating activities reduced by capital expenditures	• Provides information on the strength of our liquidity and available cash. • Provides management with a measure to assist in making planning decisions, evaluate our performance and allocate resources.
(1) Non-GAAP effective tax rate is 25.0% for the first quarters and full years of 2025 and 2024, which excludes the income tax impact from stock-based compensation, changes in uncertain tax positions, and nonrecurring benefits or expenses from federal legislative changes.

FINANCIAL STATEMENTS
Reconciliation of GAAP to Non-GAAP Measures
The table below presents a reconciliation of Net (loss) income to Adjusted EBITDA:

	Three Months Ended March 31,
(in millions)	2025	2024
Net income	$85	$91
Provision for income taxes	30	33
Stock based compensation	13	20
Interest expense, bank fees and other	14	16
Depreciation and amortization of intangible assets	17	18
Amortization of cloud computing arrangements	2	2
Restructuring costs	1	—
Adjusted EBITDA	$162	$180
Adjusted EBITDA Margin	12.6%	14.2%
The table below presents a reconciliation of Net (loss) income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended March 31,
(in millions, except per share data)	2025	2024
Net income	$85	$91
Effective income tax rate adjustment	1	1
Stock based compensation	13	20
Amortization of intangible assets	2	5
Non-cash interest expense	1	—
Restructuring costs	1	—
Income tax impact of pre-tax adjustments	(4)	(6)
Adjusted Net Income	$99	$111
GAAP weighted average shares of common stock - diluted	49	51
Adjusted Net Income per share - diluted	$1.99	$2.16
The table below presents a reconciliation of Net cash provided by operating activities to Free Cash Flow:

	Year Ended December 31,
(in millions)	2025	2024
Net cash provided by operating activities	$95	$91
Acquisitions of property and equipment and projects in process	(16)	(18)
Free Cash Flow	$79	$73

FINANCIAL STATEMENTS
Reconciliation of GAAP to Non-GAAP Measures for the full-year 2025 guidance.
Low and high percentages represent increases (decreases) from the same period in the previous year.
The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	FY 2024	Year 2025 Guidance
(in millions, except per share data)	Actual	Low	High
Net income	$173	(46)%	(3)%
Effective income tax rate adjustment	(5)	(83)	(105)
Stock based compensation	65	11	11
Amortization of intangible assets	19	(49)	(49)
Non-cash interest expense	3	(100)	(100)
Restructuring costs	49	(80)	(80)
Income tax impact of pre-tax adjustments	(35)	(32)	(32)
Adjusted Net Income	$269	(40)%	(12)%
GAAP weighted average shares of common stock - diluted	50
Adjusted Net Income per share - diluted	$5.32	$3.25	$4.75